Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our reports dated February 22, 2011, relating to the financial statements of Box Ships Inc. and relating to the combined financial statements of Ardelia Navigation Ltd. and Eridanus Trading Co. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

March 30, 2011